Exhibit 99.B11a


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of American National Insurance Company and
The Policy Owners of American National Variable Life Separate Account:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus in connection with the registration on Form S-6. Our reports refers to a change in accounting due to the adoption of Statement of Financial Accounting Standards No. 133, 'Accounting for Derivative Instruments and Hedging Activities.'



                                                KPMG LLP


Houston, Texas
April 25, 2002